AMENDED AND RESTATED

By-laws

of

OMEGA FLEX, INC.

ARTICLE I

Shareholders

Section 1.1                                                                   Annual Meeting

        The annual meeting of shareholders shall be scheduled at such time on such day as may be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of any other business that may properly come before the meeting. Notwithstanding the foregoing, the Board of Directors may in their discretion accelerate or postpone the date and time of the annual meeting of shareholders, irrespective of any prior notice of the date and time of the annual meeting provided to the shareholders, not more than sixty (60) days from the date specified in such prior notice, provided however, that the notice of the accelerated or postponed meeting, as the case may be, shall be given in accordance with Section 1.4 hereof.

Section 1.2                                                                 Special Meetings

        Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President or, by a majority of the Directors then in office. A request for a special meeting shall be in writing directed to the secretary of the Corporation and state the purpose or purposes of the proposed meeting. A special meeting of the shareholders may be called for any purpose that may properly come before the shareholders; however, any business transacted at such special meetings shall be confined to the purpose or purposes stated in the written request therefor and notice thereof. Upon written request of any person or person who has duly called a special meeting, the secretary shall fix the time of the meeting which shall be held not more than sixty (60) days after the receipt of the request. If the secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

Section 1.3                                                                   Place of Meeting

        All meetings of the shareholders shall be held at the principal office of the Corporation or at such other place, within or outside the Commonwealth of Pennsylvania, as may be designated by the Board of Directors from time to time. A meeting need not be held at a particular geographic location if it is held by means of electronic communication technology in a fashion that allows shareholders to have the opportunity to read or hear the proceedings substantially concurrent with their occurrence, vote on matters submitted to shareholders, and pose questions to the directors.

Section 1.4                                                                   Notice

        Written notice of every meeting of the shareholders shall be given in any lawful manner by, or at the direction of the secretary or other authorized person or, if he or she neglects or refuses to do so, may be given by the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting, at least five (5) days prior to the day named for the meeting, unless a greater period of notice is required by statute, or by the rules of a national stock exchange on which the Corporation’s shares are listed, in the particular case. The notice of meeting shall specify the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes of such meeting, and, if applicable, the notice shall state that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the By-laws; in that case, the notice shall include, or be accompanied by, a copy of the proposed amendment or a summary of the changes to be made by the amendment.

Section 1.5                                                                 Quorum

        A shareholders’ meeting duly called shall not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. The shareholders present at a duly organized meeting may continue to do business until adjournment even though the withdrawal of a number of shareholders from such meeting leaves less than a quorum. If a meeting cannot be organized because a quorum has not attended, those shareholders present may adjourn the meeting from time to time, without notice other than announcement at such meeting, until a quorum is present.

Section 1.6                                                                   Organization

        At every meeting of the shareholders, the Chairman of the Board of Directors, or in his absence, the President, or in his absence, a person selected by the shareholders, shall act as presiding officer of the meeting, and the secretary, or in his absence, a person selected by the presiding officer of the meeting, shall act as secretary.

Section 1.7                                                                   Action by Shareholders

        Except as otherwise specified herein, or in the Articles of Incorporation of the Corporation (the “Articles”), or required by law, whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the matter, and if any shareholders are entitled to vote on the matter as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class on the matter.

ARTICLE II

Board of Directors

Section 2.1                                                                   General

        All powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except for such powers or authorities that by law or by the Articles are reserved unto the shareholders.

Section 2.2                                                                 Number, Qualifications, Term of Office

        The Board of Directors of the Corporation shall, whenever possible, consist of an odd number of directors numbering not less than (3) and not more than nine (9) directors, the exact number to be set from time to time by resolution of the Board of Directors of the Corporation. Each director shall be a natural person not less than twenty-one (21) years of age but need not be a resident of Pennsylvania or a shareholder of the Corporation. Each director shall hold office until the expiration of the term for which he or she was elected and until that director has been re-elected, or until that director’s successor has been elected and qualified, or that director’s earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

Section 2.3                                                                   Election

(a) Directors of the Corporation shall be elected by the shareholders except as provided in Section 2.4 of these By-laws.

(b) The Board of Directors shall be classified in respect to the time for which the directors shall severally hold office by dividing the directors into three (3) classes, which shall be as nearly equal in number as possible. Each member of each class shall be elected for a term until the third annual shareholders meeting following that member’s taking office and until his or her successor has been selected and qualified or until the member’s earlier death, resignation or removal. The term of office of one class shall expire at the annual meeting of shareholders in each year; except that, for the first two years after the adoption of these Bylaws, the directors of Class I (as designated by the Board) shall hold office until the first annual shareholder meeting following the adoption of these Bylaws, and the directors of Class II (as designated by the Board) shall hold office until the second annual shareholder meeting following the adoption of these Bylaws. At each annual meeting of shareholders, the successors to the directors of the class whose terms expire that year shall be elected and/or reelected to hold office.

Section 2.4                                                                   Vacancies

        Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the Board though less than a quorum, or by a sole remaining director, and each person so appointed shall hold office until the next selection of the class for which such director has been chosen and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. When one or more directors resign from the Board effective at a future date, the directors then in office, including those who have resigned, shall have power by the applicable vote to fill the vacancies; the vote will then take effect when the resignations become effective.

Section 2.5                                                                 Nominations

        Nominations for election to the Board of Directors may be made by resolution duly adopted at any meeting of the Board of Directors or a nominating committee of the Board, or by a shareholder holding, or by a group of shareholders who in the aggregate hold, five (5%) percent or more of the Company’s common stock continuously for at least one year prior to the date of the submittal of such candidate. Nominations, other than those made by or on behalf of the Board of Directors of the Corporation or by a nominating committee of the Board, shall be made in writing and shall be received by the Chairman of the Board of the Corporation not later than (i) for an election of directors to be held at an annual meeting of shareholders, one hundred eighty (180) days prior to the annual meeting, and (ii) for an election of directors to be held at a special meeting of shareholders, the close of business on the fifteenth (15th) day following the date on which notice of the meeting is first given to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and residence address of each proposed nominee and of the notifying shareholder; (b) the principal occupation of each proposed nominee; (c) any information regarding each nominee proposed by the shareholder that would be required to be included in a proxy statement filed with the Securities and Exchange Commission; and (d) the consent of each nominee to serve as a director of the Corporation if elected. If the information submitted to the Corporation within the time prescribed above is determined by the Chairman of the Board of the Corporation to be deficient in any manner, the Chairman shall advise the notifying shareholder in writing of the deficiencies within 15 days of the receipt thereof. The notifying shareholder must then cure such deficiencies by sending a revised notification to the Chairman of the Board of the Corporation, giving the required information that must be received by the Chairman of the Board in writing within the times specified in clauses (i) and (ii), above.

Section 2.6                                                                   Chairman of the Board

        The directors of the Corporation shall elect from their own number a chairman of the Board, who may or may not be an officer of the Corporation. The Chairman of the Board shall preside at all meetings of the shareholders and of the directors and shall have such other powers and duties as are provided in these By-laws and as may be prescribed from time to time by the Board of Directors.

Section 2.7                                                                   Regular Meetings

        The Board of Directors shall hold an annual meeting for the election of officers and the transaction of other proper business as soon as practical after, and at the same place as, the annual meeting of shareholders. Regular meetings of the Board of Directors may be held at such day, hour and place as may be fixed by the Board, within or outside the Commonwealth of Pennsylvania.

Section 2.8                                                                   Special Meetings

        Special meetings of the Board may be called by the Chairman of the Board or any two (2) directors. The person or persons calling the special meeting may fix the day, hour and place of the meeting, within or outside the Commonwealth of Pennsylvania.

Section 2.9                                                                   Notice of Meetings

        Written notice, or oral notice with written confirmation no later than the date of the meeting, of each regular or special meeting of the Board of Directors, specifying the place, day and hour of the meeting, shall be given to each director at least forty-eight (48) hours before the time set for the meeting by the secretary of the Corporation, or in the case of any special meetings called pursuant to Section 2.8 of these By-laws, the person or persons calling such special meeting, or their designee. Such written notices may be sent in the manner provided in Section 4.1 hereof. No further notice of any annual meeting of the Board of Directors, other than that provided by Section 2.7 of these By-laws, need be given. Neither the business to be transacted at, nor the purpose of, any annual or regular meeting of the Board need be specified in the notice of the meeting. Any notice issued for a special meeting shall state the purpose or purposes of such meeting.

Section 2.10                                                                 Unanimous Written Consent

        Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to the action, all of the directors then in office execute a written consent to such action, which shall be filed by the secretary of the Corporation with the minutes of the Board of Directors.

Section 2.11                                                                   Quorum of and Action by Directors

        A majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors except where a different vote is required by law or the Articles or these By-laws. Every director shall be entitled to one vote.

Section 2.12                                                                  Committees of the Board

        The Board of Directors may establish, on its own initiative or pursuant to the applicable rules and regulations of the Securities and Exchange Commission or of any applicable national stock exchange, one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee or for purposes of any written action of the committee. Except in the case of the Audit or Compensation Committees, if any, or other similar committees, in the absence or disqualification of any member or alternate member or members of a committee, the member or members present at any meeting and not disqualified from voting, though less than a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member. A committee, to the extent provided by the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors delegated to it by the Board of Directors, except that a committee shall not have any power or authority as to: (i) the submission to shareholders of any action requiring the approval of shareholders under the Pennsylvania Business Corporation Law of 1988, as it may be amended, (ii) the creation or filling of vacancies in the Board of Directors, (iii) the adoption, amendment or repeal of the By-laws, (iv) the amendment, adoption or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board, or (v) action on matters committed by the By-laws or resolution of the Board to another committee of the Board. Each committee of the Board shall serve at the pleasure of the Board.

Section 2.13                                                                   Standing Committees

        There shall be the following standing committees of the Board:

Audit Committee — The Audit Committee’s responsibilities include (a) reviewing and evaluating the work and performance of the Corporation’s independent accountants and selection of such independent accountants, (b) conferring with the Corporation’s financial officers and independent accountants and evaluating the Corporation’s internal accounting methods and procedures and to recommend changes in such methods and procedures, (c) reporting on the discussions of the Committee with the Corporation’s financial officers and independent accountants regarding the audited financial statements of the Corporation, and such other matters required by applicable rules or regulations of the Securities and Exchange Commission or national stock exchange, (d) making recommendations to the Board whether the audited financial statements be included in the Corporation’s Annual Report filed with the Securities and Exchange Commission on Form 10-K, (e) reviewing and making recommendations on all related party transactions and the Corporation’s conflict of interest policy, (f) directing the tasks of the internal auditor of the Corporation, and (g) reviewing and overseeing the organization and operation of the financial operations of the Corporation.

Compensation Committee — The Compensation Committee is responsible for reviewing the salary of the Chief Executive Officer and the executive officers of the Corporation and recommending to the Board of Directors the amount of salary to be paid, the bonus formulae and other compensation for the Chief Executive Officer and the executive officers of the Corporation.

Executive Committee — To the extent permitted by the laws of the Commonwealth of Pennsylvania, the Executive Committee has and may exercise all the powers and authorities of the Board of Directors as follows: (a) to take action on behalf of the Board of Directors during intervals between regularly scheduled meetings of the Board of Directors if it is impracticable to delay action on a matter until the next regularly scheduled meeting of the Board of Directors, and (b) to take action on all matters of the Corporation that have been delegated for action by the Board of Directors.

Nominating/Governance Committee — The Nominating/Governance Committee’s responsibilities include (a) evaluating and recommending nominees for election as directors to the Board of Directors, (b) recommending to the Board of Directors criteria for membership on the Board, (c) proposing nominees to fill vacancies on the Board of Directors as they occur and (d) establishing and maintaining a set of corporate governance principles by which the Board and its committees will operate. In proposing candidates for election to the Board of Directors at an annual meeting of shareholders, the Nominating Committee may consider prospective candidates whose names have been submitted by shareholders pursuant to Section 2.5.

Section 2.14                                                                   Compensation

        By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors or its committee, and may be paid a fixed sum set from time to time by the Board of Directors for serving on the Board of Directors and/or for attendance at each meeting of the Board of Directors or committee or both. No such payment shall prevent any director from serving the Corporation in any other capacity and receiving compensation therefore, and a director may be a salaried officer or employee of the Corporation.

Section 2.15                                                                   Limits on Liability

        A director shall not be held personally liable for monetary damages for any action he or she has taken or any failure to take action, unless (a) the director has breached or failed to perform the duties of his office as defined by Pennsylvania law, and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provision of this Section 2.15, however, shall not apply to (i) the responsibility or liability of a director pursuant to a criminal statute, or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law.

ARTICLE III

Officers

Section 3.1                                                                  Officers and Qualifications

        The Corporation shall have a president, a secretary, and a treasurer, each of whom shall be elected or appointed by the Board of Directors. The Board may also elect a chief executive officer, one or more vice presidents (including executive vice presidents or senior vice presidents), and any other officers and assistant officers that the Board deems necessary or advisable. All officers must be natural persons not less than twenty-one (21) years of age. Any two or more offices may be held by the same person; however, the offices of president and treasurer; and president and secretary, may not be held by the same person. Officers of the Corporation, as between themselves and the Corporation, shall have the authority and perform such duties in the management of the Corporation as is provided by or according to these By-laws or, in the absence of controlling provisions in these By-laws, as is determined by or according to resolutions or orders of the Board of Directors.

Section 3.2                                                                   Election, Term, and Vacancies

        The officers and assistant officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board or appointed from time to time as the Board shall determine. Each officer shall hold office at the pleasure of the Board and until their respective successors are elected and qualified or until the officer’s earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed from such office or offices at any time, with or without cause, by the affirmative vote of a majority of the directors then in office, subject, however, to the express rights of such officer in a written employment contract, if any, between such officer and the Corporation. A vacancy in any office occurring in any manner may be filled by the Board of Directors and, if the office is one for which these By-laws prescribe a term, shall be filled for the unexpired portion of the term.

Section 3.3                                                                   Chief Executive Officer

        The chief executive officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The chief executive officer has the general powers and duties of supervision and management usually vested in the office of the chief executive officer of a corporation.

Section 3.4                                                                   President

        The president shall have such powers and duties as are provided in these By-laws and as may be prescribed from time to time by the Board of Directors.

Section 3.5                                                                   Vice Presidents

    (a)        The seniority of the vice presidents shall be first, the executive vice presidents in order of their election, and second, the senior vice presidents in order of their election. The seniority of the remaining vice presidents shall be in the order of their election.

    (b)        The respective vice presidents, in the order of their seniority, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president; and, shall perform such other duties as the chief executive officer or the Board of Directors shall prescribe.

Section 3.6                                                                   Secretary

        The secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and, shall perform like duties for the standing committees when so requested or required. The secretary shall have the custody of, and affix the seal of the Corporation to, such documents as may require attestation. The secretary shall give, or cause to be given, notice of all meetings of the shareholders, and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer, under whose supervision he shall be.

Section 3.7                                                                 Treasurer

    (a)        The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys, and other valuable effects, in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

    (b)        The treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Corporation.

Section 3.8                                                                   Assistant Officers

        Any assistant secretary of the Corporation shall perform the duties of the secretary in the secretary’s absence, and shall perform other duties that the Board of Directors, the chief executive officer, the president or the secretary may from time to time designate. Any assistant treasurer of the Corporation shall perform the duties of the treasurer in the treasurer’s absence, and shall perform other duties that the Board of Directors, the chief executive officer, the president or the treasurer may designate from time to time.

Section 3.9                                                                   Designation of Officers

        In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers, and duties, or any of them, of such officer to any other officer, or to any director, provided that a majority of the directors concur therewith.

ARTICLE IV

Manner of Giving Notice, Waiver of Notice,
Meetings by Electronic Technology and
Modification of Proposals

Section 4.1                                                                   Manner of Giving Notice

        Whenever written notice is required to be given to any person under the provisions of the Business Corporation Law or by the Articles or these By-laws, it may be given to the person either personally or by sending a copy of it: (1) by regular or express mail, postage prepaid; (2) by courier service, charges prepaid; (3) by facsimile transmission or electronic mail, to the shareholder’s mailing address, electronic mail address, or facsimile number appearing on the books of the Corporation, or in the case of directors, supplied by the director to the Corporation for the purpose of notice. Notice sent by mail or by courier service shall be deemed to have been given when deposited in the United States mail or with a courier service for delivery, except that, in the case of directors, notice sent by regular mail shall be deemed to have been given 48 hours after being deposited in the United States mail or, in the case of facsimile or electronic mail, when dispatched.

Section 4.2                                                                   Waiver of Notice

        Whenever any written notice is required to be given by statute or the Articles or these By-laws, a waiver of the notice in writing, signed by the person or persons entitled to the notice, whether before or after the time stated in it, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of the meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 4.3                                                                  Meetings by Means of Conference Telephone or Other Electronic Technology

    (a)        One or more persons may participate in a meeting of the directors, or of any committee of directors, or of the shareholders, by means of conference telephone or electronic technology established by the Company for such purpose so that all persons participating in the meeting can hear each other or apprehend all proceedings of the meeting, and vote on matters submitted to the board, a committee, or the shareholders, and pose questions to the board. Such participation shall constitute presence in person at the meeting.

    (b)        Participation, including voting and taking other action, at a meeting of shareholders or the expression of consent or dissent to corporate action by a shareholder by conference telephone or other electronic means shall constitute the presence of, or vote of, or action by, or consent or dissent of, the shareholder.

Section 4.4                                                                   Modification of Proposals

        Subject to Sections 1.2 and 2.8, whenever the language of a proposed resolution is included in a written notice of a meeting required to be given by statute or by the Articles or the By-laws, the meeting considering the resolution may without further notice adopt it with any clarifying or other amendments that do not enlarge or change its original purpose.

ARTICLE V

Capital Stock, Record Dates, Books & Records

Section 5.1                                                                   Book-Entry Shares and Certificates.

        The Corporation may record the ownership interests of the shareholders through a “book-entry” system, and shall provide or cause to be provided to the shareholders a statement reflecting the ownership interest of each shareholder in the Corporation. A shareholder may receive upon written request to the Corporation or its transfer agent a physical share certificate or certificates representing the shareholder’s shares of the Corporation’s capital stock.

        The certificates of stock of the Corporation as and when issued shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and par value thereof (if any), and shall bear the signature of the Chairman of the Board, or the president or any executive or senior vice president and the secretary or an assistant secretary or the treasurer or an assistant treasurer. Where the certificates are signed by a transfer agent and a registrar, the signature of any corporate officer thereon may be a facsimile, printed or engraved. The seal of the Corporation may be either impressed upon the certificate or may be an engraved or printed facsimile copy of the seal of the Corporation.

Section 5.2                                                                   Transfers of Stock

        Transfer of stock shall be made only on the stock transfer records of the Corporation (which may be kept in written or computer form). Transfers shall be made by the Corporation or its registrar and transfer agent as required by any applicable law, rule or regulation, and the rules of any national stock exchange on which the Corporation’s shares are listed.

Section 5.3                                                                   Record Dates

        The Board of Directors may fix in advance a date, not exceeding ninety (90) days, preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such case, if otherwise entitled, all shareholders of record on the date so fixed, and no others, shall be entitled to notice of, or to vote at, such meeting, or to receive payments of such dividends, or to receive such allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 5.4                                                                   Registered Shareholders

        For all purposes, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, including the right to receive notice of, and to vote at, any meeting of the shareholders, and the right to receive any dividend or distribution with respect to such shares. The Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly required by the laws of Pennsylvania.

Section 5.5                                                                   Lost Certificates

        New certificates for shares of stock may be issued to replace certificates, lost, stolen, destroyed or mutilated upon such terms and conditions, including the giving of a satisfactory bond or indemnity, as the Board of Directors may from time to time prescribe by either a special resolution in the particular case or by a resolution conferring on one or more officers general authority in such matters.

Section 5.6                                                                   Inspection of Books

        The Board of Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts and books of the Corporation (except such as may by law be specifically open to inspection) or any of them shall be open to the inspection of the shareholders, and the shareholders’ rights in this respect are and shall be restricted and limited accordingly.

ARTICLE VI

Indemnification

Section 6.1 Indemnification

        The Corporation may indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether such person is formally a party thereto or not, by reason of the fact that he or she is, or was, a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, company, partnership, joint venture, trust or other enterprise, to the fullest extent allowed by the laws of the Commonwealth of Pennsylvania, but subject to the standards set forth in Sections 6.3 and 6.5 below. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person is not entitled to indemnification pursuant to this Section 6.1.

Section 6.2                                                                   Indemnification Actions By or On Behalf of the Corporation

        The Corporation shall indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of any threatened, pending, or completed action, suit or proceeding by or in the right of the Corporation to procure judgment in its favor, whether such person is formally a party thereto or not, by reason of the fact that he or she is, or was, a director, officer, employee or agent of the Corporation, or is, or was, serving at the request of the Corporation as an officer, director, employee or agent of another corporation, company, partnership, joint venture, trust or other enterprise, to the fullest extent allowed by the laws of the Commonwealth of Pennsylvania. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person is not entitled to indemnification under this Section 6.2.

Section 6.3                                                                   Limitation on Indemnification Against Liability

        The indemnification described above in Sections 6.1 and 6.2 shall not be applicable if a court determines that: (a) such person has breached or failed to perform his or her duty to the Corporation as defined by Pennsylvania law; and (b) such breach or failure to perform has been determined by a court to constitute willful misconduct or recklessness.

Section 6.4                                                                   Advancement of Expenses

        Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of a director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

Section 6.5                                                                   Authorization of Indemnification

        Indemnification under Sections 6.1, 6.2, or 6.4 hereof may be made by the Corporation to the fullest extent allowed by law upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such determination may be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum if not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

Section 6.5                                                                   Non-exclusive Rights

        The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.6                                                                   Insurance

        The Corporation shall have the power and authority to purchase and maintain insurance, or to provide a mechanism to fund any liability of the Corporation arising out of its obligations under this Article VI, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

ARTICLE VII

Loans, Checks and Instruments

Section 7.1                                                                   Borrowings

        No borrowings shall be contracted on behalf of the Corporation unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

Section 7.2                                                                   Signatures

        All notes, drafts, acceptances, checks, endorsements (other than for deposit), and all other evidences of indebtedness of the Corporation whatsoever, shall be signed by such one or more officers or agents of the Corporation, and subject to such requirements as to countersignature or other conditions, as the Board of Directors shall determine from time to time. Facsimile signatures on checks may be used if and to the extent authorized by the Board of Directors.

Section 7.3                                                                   Authorization

        The Board of Directors may authorize any one or more officers or agents to enter into any other contract or execute and deliver any other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.

ARTICLE VIII

Fiscal Year

Section 8.1

        The fiscal year shall begin the first day of January in each year.

ARTICLE IX

Seal

Section 9.1

        The corporate seal of the Corporation, until changed, shall be as impressed on this page, but the Board of Directors shall have the power to alter the same. The Corporation may use the seal by causing it or a facsimile thereof to be impressed or in any manner reproduced.

ARTICLE X

Amendments

Section 10.1

        Subject to Section 10.2, below, these By-laws may be altered, amended, restated and repealed, and new bylaws may be adopted, by (a) the affirmative vote of a majority of the directors then in office at a meeting duly called and validly held for such purpose, or (b) if the applicable provisions of Pennsylvania laws require the approval of the shareholders to any provision of these By-laws as amended, to give effect to such provision, then upon the recommendation of the board, of the adoption of such provision, the By-laws may be altered or amended by the affirmative vote of the majority of the votes that all shareholders are entitled to cast on such matter at any shareholders meeting if notice of the proposed changes are contained in the notice of the meeting.

Section 10.2

Notwithstanding the provisions of Section 10.1, above, the provisions of Article II of these By-laws and the provisions of this Section 10.2 may be altered, amended, repealed or restated, and new bylaws may be adopted superseding said provisions, by (a) the affirmative vote of not less than two-thirds of the directors then in office at a meeting duly called and validly held for such purpose, or (b) if the applicable provisions of Pennsylvania laws require the approval of the shareholders to any provision of these By-laws as amended, to give effect to such provision, then upon the recommendation of not less than two-thirds of the directors then in office of the adoption of such provision, Article II of these By-laws or this Section 10.2 may be altered, amended, repealed or restated by the affirmative vote of not less than sixty-seven percent of the votes that all shareholders re entitled to cast on such matter at any shareholders meeting if notice of the proposed changes are contained in the notice of the meeting.

ARTICLE XI

Severability

Section 11.1

The provisions of these By-laws are severable and if any part, sentence, clause or section shall be invalidated by any decision of any court the remaining provisions of these By-laws shall be given full force and effect as completely as if the invalidated part had not been included herein.